EXHIBIT 10.1 - EXECUTION COPY






                              SETTLEMENT AGREEMENT

         SETTLEMENT AGREEMENT, dated as of January 31, 2001, by and among PLACEMENT 2000.COM, INC., a Delaware corporation (the "COMPANY"), AMERICAN VANTAGE COMPANIES, a Nevada corporation ("AMERICAN VANTAGE") and MICHAEL WOLOSHIN ("WOLOSHIN"). For purposes of this Agreement, an "AFFILIATE" of a person is any person that controls, is controlled by, or is under common control with such other person. A "PERSON" includes any natural person and any corporation, partnership, joint venture, limited liability company, governmental agency or other legal entity.

                                    RECITALS

         The Company, American Vantage and Woloshin entered into a Stock Purchase Agreement, dated as of December 1, 1999 (the "PURCHASE AGREEMENT"), pursuant to which American Vantage purchased shares of the Company's capital stock such that after such purchase American Vantage owned eighty percent (80%) of the Company's issued and outstanding common stock (collectively, the "SHARES"). Under the Purchase Agreement, American Vantage agreed to deposit Five Hundred Thousand Dollars ($500,000) in escrow pursuant to the terms of an Escrow Agreement, dated as of December 1, 1999 (the "1999 ESCROW AGREEMENT"), among the Company, American Vantage, and Security Trust Company of Nevada, as Escrow Agent, pursuant to which the Escrow Agent agreed to disburse the Escrow Funds (as defined in the 1999 Escrow Agreement) as provided in Section 1.1(a) of the Purchase Agreement.

         Certain disputes have arisen between Woloshin and American Vantage as to the Company's rights to the Escrow Funds and Woloshin's management and operation of the Company. Accordingly, the parties have agreed to resolve such disputes by providing that American Vantage will transfer the Shares to Woloshin and pay him $125,000, American Vantage will cancel all stock options granted to Woloshin, the parties and certain other persons will exchange general releases, Woloshin and the Company will indemnify American Vantage against any and all claims, and the parties will direct the Escrow Agent to distribute the Escrow Funds to American Vantage under the 1999 Escrow Agreement, all in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       TRANSFER OF THE SHARES TO WOLOSHIN.

         Concurrently with the execution and delivery of this Agreement, American Vantage is delivering to Woloshin one or more certificates representing the Shares, together with Stock Powers duly executed in blank on behalf of American Vantage. American Vantage hereby represents and warrants to Woloshin that the Shares represent all of the capital stock that American Vantage owns in the Company and that American Vantage does not own any warrants, options or other rights to purchase, or any securities convertible into or exchangeable for capital stock of the Company. American Vantage is transferring the Shares to Woloshin free and clear of any liens, claims, encumbrances, or restrictions whatsoever, other than those imposed on the transfer of the Shares under federal and state securities laws.

2.       PAYMENT TO WOLOSHIN.

         Concurrently with the execution and delivery of this Agreement, American Vantage is delivering to Woloshin a good check in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000), subject to collection.
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3.       TERMINATION OF WOLOSHIN OPTIONS.

         Woloshin hereby acknowledges and agrees that effective the date hereof, all options granted to Woloshin by American Vantage are hereby terminated and are null, void and of no effect. Concurrently with the execution and delivery of this Agreement, Woloshin is delivering to American Vantage all original Option Agreements representing the options granted to him by American Vantage.

4.       TERMINATION OF THE 1999 ESCROW AGREEMENT.

         The Company, American Vantage and Woloshin hereby agree that the 1999 Escrow Agreement is hereby terminated effective the date hereof, and Jason Cooper, as the Company's sole designee to the Board of Directors of the Company, hereby consents to such termination as provided in clause (ii) of Section 5.2 of the 1999 Escrow Agreement. The Company, American Vantage, Woloshin and Cooper shall instruct the Escrow Agent to disburse the Escrow Funds under the 1999 Escrow Agreement to American Vantage in accordance with an Instruction Letter substantially in the form of EXHIBIT 4 hereto.

5.       DELIVERY OF RELEASES.

        (a) Concurrently with the execution and delivery of this Agreement, the parties hereto and certain other persons are delivering General Releases as specified below. Notwithstanding the execution of this agreement by any party prior to its or his receipt of a General Release as specified below, this Agreement shall not be deemed to have been delivered by such party until such time as it or he shall have received such General Release or shall have waived the requirement for delivery in writing.

                (i) Woloshin is delivering to American Vantage a General Release substantially in the form of EXHIBIT 5-1 hereto.

                (ii) The Company is delivering to American Vantage a General Release substantially in the form of EXHIBIT 5-2 hereto.

                (iii) American Vantage is delivering to Woloshin and the Company a General Release substantially in the form of EXHIBIT 5-3 hereto.

                (iv) Joseph Lara, Charles Lee, Lara & Lee LLC, Christian Thorkelson, Patricia Hamblett, Stephen Kiernan, Wilbur and Deborah Witham, and Janusz Pawlek are each delivering to American Vantage, the Company and Woloshin a General Release substantially in the form of
        EXHIBIT 5-4 through EXHIBIT 5-11 hereto.

                (v) American Vantage is delivering to each of Joseph Lara, Charles Lee, Lara & Lee LLC, Christian Thorkelson, Patricia Hamblett, Stephen Kiernan, Wilbur and Deborah Witham, and Janusz Pawlek a General Release substantially in the form of EXHIBIT 5-12 through EXHIBIT 5-19 hereto.

                (vi) The Company is delivering to each of Joseph Lara, Charles Lee, Lara & Lee LLC, Christian Thorkelson, Patricia Hamblett, Stephen Kiernan, Wilbur and Deborah Witham, and Janusz Pawlek a General Release substantially in the form of EXHIBIT 5-20 through EXHIBIT 5-27 hereto.

                (vii) Woloshin is delivering to each of Joseph Lara, Charles Lee, Lara & Lee LLC, Christian Thorkelson, Patricia Hamblett, Stephen Kiernan, Wilbur and Deborah Witham, and Janusz Pawlek a General Release substantially in the form of EXHIBIT 5-28 through EXHIBIT 5-35 hereto.

        (b) Woloshin represents and warrants that (i) Christian Thorkelson, Patricia Hamblett, Stephen Kiernan, Wilbur and Deborah Witham, and Janusz Pawlek are the only persons, other than American Vantage, who have purchased capital stock from the Company for cash and (ii) all other stockholders of the Company have received their shares of capital stock or rights to purchase or acquire capital stock from the Company in consideration of the provision of goods and services.
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6.      INDEMNIFICATION.

        (a) Woloshin and the Company, jointly and severally, hereby agree to indemnify, hold harmless and defend American Vantage and any subsidiaries and Affiliates of American Vantage and any of their respective partners, members, managers, directors, shareholders, officers, employees, attorneys, agents, contractors, consultants and representatives (collectively, "AMERICAN VANTAGE INDEMNIFIED PERSONS") from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, judgments, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "CLAIMS") asserted against, resulting to, imposed upon or incurred by the American Vantage Indemnified Persons, directly or indirectly, by reason of or arising from (i) any act taken by the Company or any of its representatives or any omission by the Company or any of its representatives to take any act, regardless of when such act or omission occurred or (ii) any Claim by a Company stockholder other than American Vantage against such American Vantage Indemnified Person.

        (b) The obligation of Woloshin or the Company, as applicable (the "INDEMNIFYING PERSON"), to indemnify, hold harmless, defend and reimburse an American Vantage Indemnified Person under Section 6(a) hereof with respect to any claim for which such indemnification is sought (an "INDEMNIFICATION CLAIM") is conditioned upon receiving from such American Vantage Indemnified Person written notice of such Indemnification Claim promptly after such American Vantage Indemnified Person becomes aware of such Indemnification Claim; provided, however, that any delay in giving such notice shall not release an Indemnifying Party from its obligations under this Section 6 except to the extent and only to the extent that such American Vantage Indemnified Person was prejudiced by such delay. The Indemnifying Person shall at its sole expense defend, contest, settle or otherwise protect against any Claim (including without limitation by taking reasonably necessary or appropriate action to remediate) with legal counsel or other appropriate consultants or experts (collectively, "EXPERTS") of its own selection that are reasonably satisfactory to such American Vantage Indemnified Person. The Indemnified Person shall have the right, but not the obligation, to (i) elect to defend, contest, settle or otherwise protect against such claims with Experts of its own choice, (ii) participate in the defense, contest, settlement or other protection of such claims with Experts of its own choice, and (iii) assert any and all defenses, cross claims or counterclaims it may have; provided, however, that such election, participation and assertion shall be at the Indemnified Person's sole cost and expense, notwithstanding anything in this Agreement to the contrary, unless (x) the American Vantage Indemnified Person and Indemnifying Person have agreed otherwise, (y) representation of both parties by the same Experts would be inappropriate due to actual or potential differing interests between them or
(z) the Indemnifying Person fails to take reasonably necessary or appropriate action and employ appropriate Experts that are reasonably satisfactory to the American Vantage Indemnified Person within a reasonable period of time. The Indemnifying Person shall not be liable for any settlement of an Indemnified Claim effected without its prior written consent (which shall not be unreasonably withheld, delayed or conditioned). The Indemnifying Person shall not settle any Claim without the relevant American Vantage Indemnified Person's prior written consent (which shall not be unreasonably withheld, conditioned or delayed) unless the settlement includes an unconditional general release of such American Vantage Indemnified Person from all Claims that are the subject matter of the proceeding. The American Vantage Indemnified Person shall cooperate, and shall cause each other American Vantage Indemnified Person to at all times cooperate, in all reasonable ways with, make (subject to the assertion of attorney-client and other applicable privileges) its respective relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnifying Person in its defense, contest, settlement or protection of any Indemnified Claim subject to indemnification hereunder.

7.      AGREEMENT NOT TO SUE.

        (a) In consideration of this Agreement, Woloshin and the Company each agrees that he or it will not commence any action or proceeding against American Vantage, any subsidiary or Affiliate thereof, or any of their respective partners, members, managers, directors, shareholders, officers, employees, attorneys, agents, contractors, consultants or representatives, in any court of law or before any administrative agency or arbitration tribunal based on any action or omission occurring prior to his execution and delivery of this Agreement, whether arising out of the Purchase Agreement, the 1999 Escrow Agreement, the Employment Agreement, dated as of December 1, 1999, between the Company and Woloshin (the "EMPLOYMENT AGREEMENT"), the Non-Competition Agreement, dated as of December 1, 1999, among American Vantage, the Company and Woloshin (the "NON-COMPETITION AGREEMENT"), the Non-Qualified Stock Option Agreement, dated as of December 1, 1999, between American

Vantage and Woloshin (the "STOCK OPTION AGREEMENT"), or otherwise, including, in the case of Woloshin, in connection with his being an officer, director, employee or stockholder of the Company or American Vantage.

        (b) In consideration of this Agreement, American Vantage agrees that it will not commence any action or proceeding against Woloshin or the Company in any court of law or before any administrative agency based on any action or omission occurring prior to their execution and delivery of this Agreement, whether arising out of the Purchase Agreement, the 1999 Escrow Agreement, the Employment Agreement, the Non-Competition Agreement, the Stock Option Agreement, or otherwise, including, in the case of Woloshin, in connection with his being an officer, director, employee or stockholder of the Company or American Vantage.

        (c) Each of the parties hereto acknowledges and agrees that if he or it (each, a "BREACHING PARTY") breaches, or threatens to commit a breach of, any of the provisions of this Section 7 (the "AGREEMENT NOT TO Sue"), the other party or parties (each, a "NON-BREACHING PARTY") shall have no adequate remedy at law. Therefore, the Non-Breaching Party shall be entitled to enforce the Agreement Not to Sue by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

8.      PARTICIPATION IN EVCI JOINT VENTURE.

        If Company or any Affiliate of the Company or Woloshin enters into a joint venture with Education Video Conferencing, Inc. or any Affiliate thereof, whether through a corporation, partnership, limited liability company, or other business entity or contractual relationship (the "EVCI JOINT VENTURE") within one (1) year after the date hereof, Woloshin and the Company will cause the EVCI Joint Venture to grant American Vantage or an Affiliate an option to purchase a one-third (1/3) equity interest in the EVCI Joint Venture, such equity interest to be the same as the equity interest of EVCI and the Company (or their respective Affiliates). Such option will provide that American Vantage or its Affiliate can exercise such option for a period of two years after the date of grant and may purchase such equity interest for One Hundred Dollars ($100) and will have customary anti-dilution provisions. In addition, Woloshin and the Company will cause the EVCI Joint Venture to issue American Vantage a promissory note in the principal amount of One Hundred Fifty-Five Thousand Dollars ($155,000), payable one (1) year after the EVCI Joint Venture is organized and bearing interest at the prime rate.
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9.      MISCELLANEOUS.

        (a) Any and all notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing, signed by or on behalf of the party by which given, and shall be (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or (iv) sent by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the party for which intended at its address and/or telecopier number set forth in SCHEDULE A (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance with this Section 8(a)). A notice shall be deemed duly given and received on (x) the date that it is given pursuant to clauses (i) or (ii) above, (y) the business day after it is sent to the other party if sent by express mail or express delivery service pursuant to clause (iii) above, and (z) the third business day following the date it is deposited in the U.S. mail pursuant to clause (iv) above.

        (b) The parties hereto shall at any time make, execute and deliver any and all such further and other agreements, documents, and instruments, as may be reasonably required for the purposes of giving full force and effect to this Agreement and to the provisions hereof.

        (c) This Agreement constitutes the entire agreement of the parties hereto with respect to the matters contained herein and supersedes all prior agreements of the parties, whether written or oral. The provisions of this Agreement may from time to time be amended, supplemented or otherwise modified or waived only by a written agreement signed by all of the parties hereto.

        (d) This Agreement and the rights, and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

        (e) Words of the masculine gender used in this Agreement mean and include correlative words of the feminine and neuter genders and words imparting the singular number mean and include the plural number and vice versa.

        (f) Each party hereto may assign its rights or delegate its obligations hereunder only upon the written consent of the other party, and in the event of any such delegation of obligations, the party delegating such obligations shall remain primarily liable for the performance thereof. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assignees.

        (g) Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provisions of this Agreement. The failure of a party to insist upon strict adherence to any terms of this Agreement on one or more occasions shall not be considered a waiver of, or deprive that party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement. Any waiver must be in writing.

        (h) If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

        (i) This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

        (j) Any headings preceding the text of the several sections hereof shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

        (k) Concurrently with the execution and delivery of this Agreement, Woloshin and American Vantage are each paying one-half (-1/2) of the legal fees and expenses of Snow Becker Krauss P.C. incurred to the date of this Agreement in connection with the settlement of claims asserted by each of them against the other, and the Company
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is paying all outstanding fees and expenses of Snow Becker Krauss P.C. payable by the Company as of the date hereof. Woloshin and American Vantage shall each pay one-half (-1/2) of the legal fees and expenses of Snow Becker Krauss P.C. incurred after the date of this Agreement in connection with any further services rendered with respect to this Agreement or the settlement of any claims by Woloshin against American Vantage.

        (l) All parties to this Agreement agree to fully cooperate, to execute any and all supplementary documents, and to take any and all additional actions that may be necessary or appropriate to give full force and effect to the basic terms, conditions, and intent of this Agreement, and which are not inconsistent with its terms. Woloshin acknowledges and agrees that he was orally advised by American Vantage and is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement, he has read and fully understands this Agreement, including the general release incorporated herein, and has signed this Agreement, including such general release, freely and involuntarily with the full knowledge that he is waiving all claims against American Vantage, except to specifically enforce his rights pursuant to the terms and conditions of this Agreement.



                            (SIGNATURE PAGE FOLLOWS)
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         IN WITNESS WHEREOF, Woloshin has hereunto set his hand and, pursuant to the authorization from their respective Boards of Directors, the Company and American Vantage have caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                              /s/ Michael Woloshin
                                             -----------------------------------
                                              Michael Woloshin

                                              PLACEMENT 2000.COM, INC.


                                              By:

                                              Name:/s/ Michael Woloshin
                                             -----------------------------------

                                              Title:
                                                    ----------------------------

                                              AMERICAN VANTAGE COMPANIES


                                              By:

                                              Name:/s/ Ronald J. Tassinari
                                             -----------------------------------

                                              Title:
                                                    ----------------------------

                                             -----------------------------------
                                              Jason Cooper, as to Section 5 only

 SCHEDULE A


                                                 NOTICES
                                                 -------

 If to the Company
    or Woloshin:                            Placement 2000.com, Inc.
                                            116 John Street, Room 1705
                                            New York, New York 10038
                                            Attn: Mr. Michael Woloshin
                                            Telephone:212-964-5200
                                            Fax:      212-964-3471


 If to the Company:                         American Vantage Companies
                                            6787 West Tropicana, Suite 200
                                            Las Vegas, Nevada 89103
                                            Attn: Mr. Ronald J. Tassinari
                                            Telephone: 702-227-9800
                                            Fax:       702-227-8525

 With a copy to:                            Snow Becker Krauss P.C.
                                            605 Third Avenue
                                            New York, New York 10158-0125
                                            Attn: Jack Becker, Esq.
                                            Telephone: 212-687-3860
                                            Direct:    212-455-0400
                                            Fax:       212-949-7052